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                                                                Exhibit 10.07
                                   AMENDMENT
                                   ---------


According to Article VIII. Final Provisions and its paragraph (2) of the Employment Agreement of September 25, 1997 the latter is amended as follows:

     Wording of Article I. Date, Duties, Title in its paragraph (3) is amended as follows:

"In addition to the titles stated in the present paragraph, the Partner shall have effective November 16, 1998 the title of President/Europe"...(remaining wording is left unchanged).

     Wording of Article II. Compensation in its paragraph (2) Base Salary is amended as follows:

"The gross salary of the Partner shall be effective November 16, 1998 DM 1,075,000 per annum"...(remaining wording is left unchanged).

     Wording of Article II. Compensation in its paragraph (5) is amended as follows:

"As long as the Partner has the title of President/Europe, the Partner is entitled to a yearly guaranteed bonus of DM 1,400,000 which includes bonus for production of SOB and brings the total amount of the Partner's TCF up to DM 2,500,000.

     Wording of Article II. Compensation in its paragraph (6) Integration period is cancelled.

This Amendment shall become invalid and the Employment Agreement in its version of September 25, 1997 shall become exclusively applicable as soon as the Partner no longer holds the position of President/Europe.


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Both Parties hereby accept the terms and conditions of the present Amendment to the Employment Agreement signed on September 25, 1997.

In Witness Whereof, both parties have executed the present amendment on November 16, 1998.



/s/ Richard Nelson                             /s/ Jurgen Mulder
--------------------------                     ---------------------------
Heidrick & Struggles International, Inc.       Partner



/s/ Herbert Bechtel
--------------------------
Heidrick & Struggles: Unternehmensberatung GmbH & Co. KG (as legal successor of Mulder & Partner & Co. KG).